Exhibit 10.1

EXECUTION COPY

TRANSITION AGREEMENT

RECITALS

This Transition Agreement (“Agreement”) is made by and between Phil Keenan (“Employee”) and Polycom, Inc. (“Company”) (jointly referred to as the “Parties”):

WHEREAS, Employee is employed by the Company, pursuant to a letter agreement of January 12,1998 between Employee and Accord Video Telecommunications, as assumed by the Company on December 5, 2000 (the “Letter Agreement”);

WHEREAS, on June 27, 2007, the Company and Employee entered into a Proprietary Information and Invention Agreement (the “Proprietary Information Agreement”);

WHEREAS, on March 4, 2005, the Company and Employee entered into the Company’s Indemnification Agreement (the “Indemnification Agreement”);

WHEREAS, on March 28,2001, the Company and Employee entered into a Change of Control Severance Agreement (the “Change of Control Agreement”), which was subsequently amended by the parties as of May 10, 2006;

WHEREAS, the Company and Employee have entered into certain written stock option agreements to purchase common stock of the Company pursuant to certain Company stock option plans (the “Stock Agreements”);

WHEREAS, the Company and Employee have entered into certain written performance share agreements to acquire common stock of the Company pursuant to certain Company stock option plans(the “Performance Agreements”);

WHEREAS, Employee will tender his resignation from employment with the Company to be effective on March 31, 2008, (the “Termination Date”);

WHEREAS, after the execution of this Agreement and before the Termination Date, Employee acknowledges that his role with the Company will be Chief Evangelist, reporting initially to Robert Hagerty and that such a change in his duties will not constitute Good Reason under this Agreement as such term is defined herein, or under any other outstanding agreement, as such term is defined therein;

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising out of, or related to, Employee’s employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Consideration.

(a) Transition Period. Except as provided in Section 5 below, until the Termination Date, the Company agrees to pay Employee his normal standard compensation and benefits package, including the applicable portion, of the annual incentive payment provided under the 2007 Management Bonus Plan, but only to the extent such incentive payment is earned under the applicable provisions and performance goals as pursuant to the 2007 Management Bonus Plan. Until the Termination Date, except as specifically agreed herein, the Company agrees not to change Employee’s title or demote Employee without Cause (as defined in Section 6(c) below). The parties acknowledge that in his role as Chief Evangelist, Employee will not be an officer of the Company. In addition, the parties agree that as of January 1, 2008, Employee will no longer report to Robert Hagerty, but will instead report to the CMO of the Company and his title and responsibility level will no longer be at the vice president level in the Company, but at some lower level.

(b) Resignation. On the Termination Date, unless otherwise mutually agreed upon by the parties, Employee will be deemed to have resigned voluntarily from all Company positions held by him, without any further required action by the Employee; provided however, if the Company requests, Employee will execute any documents necessary to reflect his resignation.

(c) Supplemental Release Agreement. In consideration for the execution by Employee of a Supplemental Separation Agreement and Release within ten (10) business days after Employee’s Termination Date, the form of which is attached hereto as Exhibit A (the “Supplemental Agreement”), then as provided in the Supplemental Agreement, the Company shall pay Employee the consideration described in Section 2 of such Supplemental Agreement in accordance with the terms and conditions thereof.

2. Unemployment Benefits. The Company agrees that Employee is entitled to apply for unemployment benefits.

3. Stock. The terms of the existing Performance Agreements and Stock Agreements including the non-compete and non-solicit provisions thereof, shall continue to govern the exercise and vesting of Employee’s options to purchase common stock of the Company. If Employee has any questions regarding his stock options, he may contact Stock Administration at the Company.

4. Benefits. Employee’s participation in all benefits and incidents of employment (including the vesting of stock options and performance shares) shall cease on the Termination Date. Employee will receive payment of his accrued but unused vacation through the Termination Date and, following his submission of proper expense reports, the total unreimbursed amount of all expenses incurred by Employee in connection with his employment with the Company that are reimbursable in accordance with the Company’s policies.

5. Termination of Employment. This Agreement is intended to provide Employee with the compensation, stock and benefits set out above for the full duration of the transition period (i.e., through the Termination Date). The Company shall in no event terminate Employee prior to the

Termination Date, other than for Cause. For these purposes, a resignation by Employee for Good Reason shall be a termination other than for Cause; provided however, Employee acknowledges and agrees that any travel required for his position does not invoke Good Reason.

(a) Termination for Cause or Voluntary Termination without Good Reason prior to Termination Date. If Employee’s employment is terminated by the Company before the Termination Date, either for Cause or by Employee without Good Reason, Employee will not receive any compensation and benefits as contemplated under this Agreement and the Supplemental Agreement.

(b) Cause. For purposes of this Agreement, “Cause” means (i) Employee’s continued failure to perform the duties and responsibilities of his position (without regard to financial milestones) that is not corrected within a thirty (30) day correction period that begins upon delivery to Employee of a written demand for performance from the Company that describes the basis for the Company’s belief that Employee has not substantially performed his duties; (ii) any act of personal dishonesty taken by Employee in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in substantial personal enrichment of Employee; (iii) Employee’s conviction of, or plea of nolo contendre to, a felony that the Company reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, or (iv) Employee materially breaching Employee’s Proprietary Information Agreement, which breach is (if capable of cure) not cured within thirty (30) days after the Company delivers written notice to Employee of the breach.

(c) Good Reason. For purposes of this Agreement, “Good Reason” means, without the consent of the Employee, the Employee voluntarily resigns following a (1) material reduction in the Employee’s Base Salary; (2) material change in Employee’s main office geographic location relative to Employee’s current main office geographic location; or (3) any other action or inaction that constitutes a material breach of the terms of this Agreement. In addition, upon any such voluntary termination the Employee must provide notice to the Company of the existence of the one or more of the above Good Reason conditions within 90 days of its initial existence and the Company must be provided at least 30 days to remedy the condition.

(d) Sole Right to Severance Benefits. The Parties understand and acknowledge that this Agreement and the Supplemental Agreement are intended to represent Employee’s sole entitlement to severance payments and benefits in connection with the termination of his employment. To the extent Employee is entitled to receive severance payments or benefits under any other Company program, including the Change of Control Agreement, severance payments and benefits due Employee under this Agreement and the Supplemental Agreement will be so reduced so there will be no duplication of severance or benefits.

6. Confidential Information. Employee shall continue to comply with the terms and conditions of the Proprietary Information Agreement, and maintain the confidentiality of all of the Company’s confidential and proprietary information. Employee shall also return to the Company all of the Company’s property, including all confidential and proprietary information, and all documents and information that Employee obtained in connection with his employment with the Company, on or before the Effective Date of this Agreement.

7. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, paid time off, housing allowances, relocation costs, interest, severance, stock, stock options, outplacement costs, fees, commissions and any and all other benefits and compensation due to Employee as of the Effective Date.

8. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and the other Releasees from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment with the Company, or the termination of that employment;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Fair Credit Reporting Act; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorney fees and costs.

The Company agrees to and does hereby generally release and forever discharge Employee from any known claims that the Company may possess against Employee arising from any omissions, acts or facts, and the Company agrees not to sue concerning any known claim, duty, obligation or cause of action relating to any matters of any kind that have occurred up to and including the Effective Date of this Agreement. The Company also agrees to generally release and forever discharge Employee from any unknown claims that the Company may possess against Employee arising from any omissions, acts or facts, but only for such unknown claims that Employee would be entitled to indemnification under the Indemnification Agreement. This release does not extend to any obligations incurred under this Agreement.

The Company and Employee agree that the releases set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. The releases do not extend to any obligations incurred under this Agreement.

9. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has forty-five (45) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement will not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Chief Financial Officer at Polycom by close of business on the seventh day from the date that Employee signs this Agreement.

10. Civil Code Section 1542. Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, or any similar provision of Georgia law, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

11. No Pending or Future Lawsuits. Each Party represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against the other Party. Each Party also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against the other Party.

12. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, as of the Termination Date, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any alleged right of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

13. Confidentiality. Employee agrees to use his best efforts to maintain in confidence the contents and terms of this Agreement, (to the extent not otherwise disclosed by the Company), including the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee is permitted to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. The Parties agree that if the Company proves that Employee breached this confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorney fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Employee’s breach.

14. No Cooperation. Employee agrees that he will not act in any manner that might damage the business of the Company. The Parties acknowledge that Employee’s employment with any of the Company’s competitors shall not, in and of itself, constitute a breach of this provision. Employee further agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, at the Company’s expense, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

15. Mutual Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company, or tortuous interference with the contracts and relationships of the Company. During the period of their employment with the Company, the Company’s current officers and directors agree to refrain from any defamation, libel or slander of Employee, and any tortuous interference with the contracts, relationships and prospective economic advantage of Employee.

16. Non-Compete and Non-Solicitation.

(a) Employee acknowledges that during the course of the Employee’s involvement with the Company, Employee has received and been privy to Company confidential information and trade secrets and will continue to receive Company confidential information and trade secrets during the course of Employee’s employment the Company, and that Company has a legitimate interest in ensuring that such confidential information and trade secrets remain confidential and are not disclosed to third parties. Thus, to avoid the actual or threatened misappropriation of such trade secrets and confidential information, Employee agrees that the receipt of the Supplemental Severance Payment pursuant to Section l(c) will be subject to Employee agreeing that beginning on the Effective Date and ending on the first (1st) anniversary of the Termination Date of this Agreement (the “Non-Competition Period”), Employee shall not, directly or indirectly, without the prior written consent of Company: (i) engage in a similar capacity, anywhere in the Restricted Territory (as defined below), whether as an employee, agent, consultant, advisor, independent contractor, or otherwise, that directly or indirectly engages or participates in a Competing Business Purpose (as defined below); or (ii) interfere with the business of Company or approach, contact or solicit Company’s customers in connection with a Competing Business Purpose. “Competing Business Purpose” means any business relating to Polycom’s core video business areas, i.e., two way or multi way group video communications, including but not limited to videoconferencing, telepresence, immersive room conferencing, executive systems, custom video classroom and medical systems, including any business conducted by Tandberg, Aethra, Lifesize, Teleris, Codian, Radvision and the core video business conducted the Cisco video division and the Sony video division. Competing Business Purpose shall also include without limitation (i) the ownership, design, development, engineering or licensing of any intellectual property relating to the foregoing, or (ii) the design, development or marketing of any product or Service or engineering or manufacturing of any product, in each case relating to the foregoing. “Restricted Territory” means worldwide.

(b) Beginning on the Effective Date and ending twelve (12) months following the Termination Date of this Agreement (the “No Hire Period”), Employee shall comply with the no hire and non-solicitation provisions found in Employee’s Proprietary Information Agreement, which is incorporated by reference.

(c) The covenants contained in this Section 17(a) and 17(b) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in this Section 17(a) and Section 17(b) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. To the extent that the provisions of this Section 17 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(d) Employee acknowledges that (i) Employee is familiar with the foregoing covenants not to compete and not to hire; (ii) the covenants set forth in Section 17(a) and Section 17(b) represent only a limited restraint and allows Employee to pursue Employee’s livelihood and occupation without unreasonable or unfair restrictions; and (iii) Employee is an officer and/or key member of the management of the Company. Employee represents that Employee is fully aware of Employee’s obligations hereunder, and acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company is engaged in a highly competitive industry, (B) Employee has unique access to, and, as applicable, will continue to have access to, the trade secrets and know-how of the Company, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company, (C) in the event Employee’s employment with the Company ended, Employee would be able to obtain suitable and satisfactory employment without violation of this Agreement, and (D) this Agreement provides no more protection than is necessary to protect the Company’s interests in its goodwill, trade secrets and confidential information.

(e) Employee acknowledges that Employee is subject to Company’s confidential information and trade secret protection policies provided to him in the Company’s Employee Handbook, Code of Business Ethics and Conduct and all other Company policies, electronic or otherwise, and agrees to comply with such policies.

(f) Employee’s obligations under this Agreement shall remain in effect for the term hereunder if Employee’s employment with the Company or consulting relationship with the Company is terminated for any or no reason.

(g) Employee agrees that during the Non-Competition Period, prior to becoming an employee or partner of or consultant to any Person, Employee will (i) provide written notice of such employment, partnership or consultancy to the Company and (ii) provide such Person with an executed copy of this Agreement.

Employee agrees that each of the Non-Competition Period and the No-Hire Period shall be tolled during any period of violation of the covenants contained in Section 17(a) or Section 17(b).

17. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment of any local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee’s failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorney fees.

18. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any claims made, or (b) an admission by either party of any fault or liability whatsoever to the other party or to any third party.

19. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

20. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

21. Severability. In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

22. Entire Agreement. This Agreement and its Exhibits, the Proprietary Information Agreement, the Indemnification Agreement, the Supplemental Release Agreement, the Change of Control Agreement, the Performance Agreement and the Stock Agreements represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company; provided however, in no event will Employee receive benefits under both the Supplemental Release Agreement and the Change of Control Agreement if terminated after a “Change of Control” (as defined in the Change of Control Agreement). For clarification purposes, Employee only will receive benefits under the Change of Control Agreement, if Employee is terminated pursuant to the Change of Control and not pursuant to Employee’s Termination Date under this Transition Agreement.

23. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or their authorized representatives.

24. Attorney Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

25. Governing Law. This Agreement shall be governed by the laws of the State of Georgia, without regard for choice of law provisions.

26. Effective Date. This Agreement is effective after it has been signed by both parties and after seven (7) days have passed following the date Employee signed the Agreement (the “Effective Date”).

27. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

28. Voluntary Execution of Agreement. This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Dated: 8/9/07	By:	/s/ Gary Zieses
Gary Zieses, V.P. Human Resources
Polycom, Inc.

Dated: 8/8/07	By:	/s/ Phil Keenan
Phil Keenan, an individual

EXECUTION COPY

EXHIBIT A

SUPPLEMENTAL SEPARATION AGREEMENT AND RELEASE

This Supplemental Separation Agreement and Release (“Supplemental Agreement”) is made by and between Phil Keenan (“Employee”) and Polycom, Inc. (“Company”) (jointly referred to as the “Parties”):

1. Transition Agreement. The Company and Employee agree that the terms of the Transition Agreement that Employee signed on [Click and Type Date] (the “Agreement”) shall remain in full force and effect and is fully incorporated herein except to the extent it is not consistent with this Supplemental Agreement.

2. Consideration.

(a) Severance. The Company agrees to pay Employee the lump sum of One Hundred Seventy Three Thousand Nine Hundred and Fifty Dollars ($173,950), less applicable withholdings (the “Supplemental Severance Payment”). This Supplemental Severance Payment will be made to Employee within ten (10) business days after the Effective Date of this Supplemental Agreement.

(b) COBRA. The Company agrees to pay Employee the lump sum amount equal to the COBRA premiums for a period of six (6) months payable within ten (10) business days following the Effective Date of the Supplemental Agreement, provided Employee elects to continue health insurance under COBRA.

(c) Bonus. The Company agrees to pay Employee a lump sum equal to 50% of the annualized quarterly incentive payment ( 1/8th of the total annual incentive payment) (pro-rated for the number of days worked in the quarter in which the Employee’s termination date occurs) but only to the extent such incentive payment is earned under the provisions and performance goals as pursuant to the then-applicable Management Bonus Plan.

(d) Company Devices. After the Effective Date, the Company shall allow Employee to keep his Company-issued mobile phone, PDA and lap-top computer (jointly the “Company Devices”). The Company will issue an Internal Revenue Service Form 1099 to Employee for the purpose of reporting the fair market value of the Company Devices.

(e) Outplacement Services. The Company shall reimburse Employee for the payments he makes for outplacement services up to a maximum amount of ten thousand dollars ($10,000). Employee’s eligibility for these reimbursement payments shall cease on the date that Employee obtains new employment, or on December 31, 2008, whichever date occurs first. The Company shall make these reimbursement payments to Employee within ten (10) business days following Employee’s provision to the Company of documentation substantiating his payments for outplacement services.

3. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, paid time off, housing allowances, relocation costs, interest, severance, stock, stock options, outplacement costs, fees, commissions and any and all other benefits and compensation due to Employee.

4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and the other Releasees from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment with the Company, or the termination of that employment;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Fair Credit Reporting Act; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorney fees and costs.

The Company agrees to and does hereby generally release and forever discharge Employee from any known claims that the Company may possess against Employee arising from any omissions, acts or facts, and the Company agrees not to sue concerning any known claim, duty, obligation or cause of action relating to any matters of any kind that have occurred up to and including the Effective Date of this Agreement. The Company also agrees to generally release and forever discharge Employee from any unknown claims that the Company may possess against Employee arising from any omissions, acts or facts, but only for such unknown claims that Employee would be entitled to indemnification under the Indemnification Agreement. This release does not extend to any obligations incurred under this Agreement.

The Company and Employee agree that the releases set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. The releases do not extend to any obligations incurred under this Agreement.

5. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has forty-five (45) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement will not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Chief Financial Officer at Polycom by close of business on the seventh day from the date that Employee signs this Agreement.

6. Civil Code Section 1542. Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, or any similar provision of Georgia law, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

8. Entire Agreement. This Supplemental Agreement, the Transition Agreement and its exhibits, the Letter Agreement, the Proprietary Information Agreement, the Indemnification Agreement, the Performance Agreements, and the Stock Agreements represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company.

9. Governing Law. This Agreement shall be governed by the laws of the State of Georgia, without regard for choice of law provisions.

10. Effective Date. This Supplemental Agreement is effective after it has been signed by both parties and after seven (7) days have passed following the date Employee signed the Supplemental Agreement (the “Effective Date”).

11. Voluntary Execution of Agreement. This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties. The Parties acknowledge that: (a) They have read this Agreement; (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (c) They understand the terms and consequences of this Agreement and of the releases it contains; and (d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Dated:	By:
Gary Zieses, V.P. Human Resources
Polycom, Inc.

Dated:	By:
Phil Keenan, an individual